EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Bryan Marx
FBCInvestorRelations@flagstar.com
(248) 312-5699

Flagstar Bancorp Reports Second Quarter 2022 Net Income of $60 Million, or $1.12 Per Diluted Share

Key Highlights - Second Quarter 2022

•Generated adjusted net income of $63 million, or $1.17 per diluted share, excluding merger-related costs.
•Expanded net interest margin by 58 basis points to 3.69 percent.
•Grew average commercial loans, excluding warehouse loans, by 9 percent compared to the first quarter.
•Expanded portfolio of loans serviced or subserviced by 10 percent to nearly 1.4 million accounts and $0.3 trillion in UPB.
•Maintained strong asset quality with no nonperforming commercial loans at quarter-end and a 42 percent reduction in forbearance-related delinquent loans.

TROY, Mich., July 27, 2022 – Flagstar Bancorp, Inc. (NYSE: FBC), the holding company for Flagstar Bank, today reported second quarter 2022 net income of $60 million, or $1.12 per diluted share, compared to first quarter 2022 net income of $53 million, or $0.99 per diluted share, and second quarter 2021 net income of $147 million, or $2.74 per diluted share. On an adjusted basis, Flagstar reported net income of $63 million, or $1.17 per diluted share, for the second quarter 2022.

"This quarter demonstrated the strength of our community bank as we grew net interest income and net interest margin and benefited from the rising rate environment,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp. “Our banking and servicing segments prospered, which allowed us to grow earnings by 13 percent compared to the first quarter.

"Net interest margin for Q2 was 3.69 percent — a 58 basis point improvement over the first quarter, now the highest net interest margin we have ever reported. This momentum in net interest margin continued into June where it reached 3.88 percent. Net interest income grew $28 million, or 17 percent, reflecting a full quarter’s impact of our asset sensitivity strategies. We also grew our commercial loan portfolio by 9 percent, excluding warehouse. Additionally, our bankers maintained outstanding discipline on the deposit side of the balance sheet.

"Rising rates also helped us deliver a strong 16 percent return this quarter on our mortgage servicing rights portfolio. Additionally, we continue to grow our fee-generating servicing business as our portfolio of loans serviced or subserviced increased by 10 percent to nearly 1.4 million accounts.

"We faced continued pressure in mortgage revenue due to the unprecedented increases in mortgage rates and much lower volumes in retail, which is our highest margin channel. We expect the mortgage market to remain challenging for the foreseeable future, and we will continue to use our market position and scale to take the necessary actions to succeed in our unwavering commitment to profitability.

"Credit quality continues to hold up well. Our only nonperforming commercial credit returned to accrual status in the quarter and we saw a meaningful improvement in forbearance-related delinquencies. As a result, our allowance for credit losses decreased by $10 million, even with our growth in commercial loans.

"Our performance in the second quarter once again demonstrates the ability of our business model to deliver profits under any economic scenario. We’re operating in the most unfavorable mortgage environment I have seen in my nine years as CEO, yet we produced a 1.0 percent return on assets largely on the strength of our banking and servicing businesses and our quick pivot to contain costs on the mortgage side. Given these results, I continue to be excited about the prospects for our performance for full year 2022."

Income Statement Highlights
	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(Dollars in millions, except per share data)
Net interest income	$193	$165	$181	$195	$183
Benefit for credit losses	(9)	(4)	(17)	(23)	(44)
Noninterest income	131	160	202	266	252
Noninterest expense	256	261	291	286	289
Income before income taxes	77	68	109	198	190
Provision for income taxes	17	15	24	46	43
Net income	$60	$53	$85	$152	$147

Income per share:
Basic	$1.13	$0.99	$1.62	$2.87	$2.78
Diluted	$1.12	$0.99	$1.60	$2.83	$2.74

Adjusted Income Statement Highlights (Non-GAAP)(1)
	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(Dollars in millions, except per share data)
Net interest income	$193	$165	$181	$195	$183
Benefit for credit losses	(9)	(4)	(17)	(23)	(44)
Noninterest income	131	160	202	266	252
Noninterest expense	253	258	285	281	290
Income before income taxes	80	71	115	203	189
Provision for income taxes	17	16	25	47	43
Net income	$63	$55	$90	$156	$146

Income per share:
Basic	$1.18	$1.03	$1.71	$2.94	$2.78
Diluted	$1.17	$1.02	$1.69	$2.90	$2.74
(1)See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net interest margin	3.69%	3.11%	2.96%	3.00%	2.90%
Return on average assets	1.0%	0.9%	1.3%	2.2%	2.1%
Return on average common equity	8.7%	7.9%	12.7%	23.4%	24.0%
Efficiency ratio	79.1%	80.4%	75.9%	62.2%	66.6%
HFI loan-to-deposit ratio	76.3%	68.5%	67.2%	68.8%	71.8%
Adjusted HFI loan-to-deposit ratio (1)	71.9%	64.1%	60.5%	60.3%	64.3%
(1)Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021	June 30, 2021	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$20,958	$21,569	$24,291	$25,656	$25,269	(3)%	(17)%
Average loans held-for-sale (LHFS)	3,571	4,833	6,384	7,839	6,902	(26)%	(48)%
Average loans held-for-investment (LHFI)	13,339	12,384	13,314	13,540	13,688	8%	(3)%
Average total deposits	17,488	18,089	19,816	19,686	19,070	(3)%	(8)%

Net Interest Income

Net interest income in the second quarter was $193 million, an increase of $28 million, or 17 percent, as compared to the first quarter 2022. The results primarily reflect an increase in net interest margin which was partially offset by a $0.6 billion, or 3 percent, net decrease in average earning assets. We grew our loans held for investment by $1.0 billion, led by our commercial portfolio. This growth was more than offset by a $1.3 billion decrease in our mortgage loans held-for-sale driven by lower mortgage volume.

Net interest margin in the second quarter was 3.69 percent, a 58 basis points increase compared to 3.11 percent in the prior quarter. The net interest margin expansion was largely attributable to our asset sensitivity, higher rates on newly purchased investment securities and a lag on deposit pricing increases.

Average total deposits were $17.5 billion in the second quarter, down $0.6 billion, or 3 percent, from the first quarter 2022, largely due to a decrease of $0.3 billion, or 7 percent, in average custodial deposits and a $0.2 billion, or 10 percent, decrease in government deposits. Total interest earning deposit costs only increased 2 basis points as we remained disciplined on our deposit pricing.

Provision for Credit Losses

The benefit from credit losses was $9 million for the second quarter, as compared to a $4 million benefit for the first quarter 2022, reflecting the strong performance of our portfolio, low number of non-accrual loans and a meaningful improvement in forbearance-related delinquencies. At June 30, 2022, there were no commercial delinquencies or nonaccrual loans.
Noninterest Income

Noninterest income decreased to $131 million in the second quarter, as compared to $160 million for the first quarter 2022, primarily due to lower gain on sale.

Second quarter net gain on loan sales decreased $18 million, to $27 million, as compared to $45 million in the first quarter 2022. Gain on sale margins decreased 19 basis points to 39 basis points for the second quarter 2022, compared to 58 basis points for the first quarter 2022. The decrease was caused by a $1.1 billion, or 47 percent, decline in our retail volume. This decline was primarily in the direct-to-consumer channel as a result of lower refinance volumes caused by the rising rate environment.

Our mortgage servicing rights portfolio yielded an annualized 16 percent return for the quarter. The net return on mortgage servicing rights decreased $7 million to $22 million for the second quarter 2022, compared to a $29 million net return for the first quarter 2022.

Loan administration income was $33 million for the second quarter 2022, consistent with the first quarter 2022. During the quarter, higher income from a 10 percent increase in loans serviced or subserviced for others was offset by higher LIBOR-based fees paid on custodial deposits that are subserviced.

Loan fees and charges increased $2 million to $29 million for the second quarter, compared to $27 million for the first quarter 2022, primarily due to higher ancillary fee income from our servicing business.

Mortgage Metrics
	As of/Three Months Ended					Change (% / bps)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1) (2)	$7,100	$7,700	$8,900	$11,300	$12,400	(9)%	(43)%
Mortgage loans closed (1)	$7,700	$8,200	$10,700	$12,500	$12,800	(6)%	(40)%
Net margin on mortgage rate lock commitments (fallout-adjusted) (2)	0.39%	0.58%	1.02%	1.50%	1.35%	(19)	(96)
Net gain on loan sales	$27	$45	$91	$169	$168	(40)%	(84)%
Net return (loss) on mortgage servicing rights (MSR)	$22	$29	$19	$9	$(5)	N/M	N/M
Gain on loan sales + net return on the MSR	$49	$74	$110	$178	$163	(34)%	(70)%
Loans serviced (number of accounts - 000's) (3)	1,383	1,256	1,234	1,203	1,182	10%	17%
Capitalized value of MSRs	1.50%	1.31%	1.12%	1.08%	1.00%	19	50
N/M - Not meaningful
(1) Rounded to the nearest hundred million
(2) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense decreased to $256 million for the second quarter, compared to $261 million for the first quarter 2022. Excluding $3 million of merger costs in the first two quarters of 2022, noninterest expense decreased $5 million, or 2 percent, primarily driven by lower compensation and benefits.

Mortgage expenses were $90 million for the second quarter, a decrease of $11 million compared to the prior quarter. The ratio of mortgage expenses to closings—our mortgage expense ratio— was 1.14 percent, a decrease of 9 basis points from the first quarter 2022. The reduction in expense was primarily driven by the actions we have taken and continue to take to reduce mortgage costs.

The efficiency ratio was 79 percent for the second quarter, as compared to 80 percent for the first quarter 2022. Excluding $3 million of merger expenses in the first two quarters of 2022, the adjusted efficiency ratio was 78 percent and 80 percent, respectively.

Income Taxes

The second quarter provision for income taxes totaled $17 million, with an effective tax rate of 21.7 percent, consistent with the effective tax rate for the first quarter 2022.

Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	Seq	Yr/Yr
	(Dollars in millions)
Allowance for credit losses (1)	$135	$145	$170	$190	$220	(7)%	(39)%
Credit reserves to LHFI	0.92%	1.10%	1.27%	1.33%	1.57%	(18)	-65
Credit reserves to LHFI excluding warehouse	1.27%	1.64%	1.96%	2.29%	2.63%	(37)	(136)
Net charge-offs	$1	$21	$3	$6	$1	(95)%	—%
Total nonperforming LHFI and TDRs	$99	$107	$94	$96	$75	(7)%	32%
Net charge-offs to LHFI ratio (annualized)	0.03%	0.69%	0.08%	0.19%	0.01%	(66)	2
Ratio of nonperforming LHFI and TDRs to LHFI	0.68%	0.80%	0.70%	0.66%	0.53%	(12)	15

Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (2):
Residential first mortgage	0.12%	0.31%	0.04%	—%	0.16%	(19)	(4)
Home equity and other consumer	0.09%	0.07%	0.14%	0.01%	0.15%	2	(6)
Commercial real estate	—%	—%	—%	0.03%	—%	—	—
Commercial and industrial	0.02%	4.31%	0.53%	1.87%	0.04%	(429)	(2)
N/M - Not meaningful
(1) Includes the allowance for loan losses and the reserve on unfunded commitments.
(2) Excludes loans carried under the fair value option.

Our portfolio has continued to hold up well following the economic stress posed by the pandemic, resulting in less than $1 million of net charge-offs totaling, 3 basis points of LHFI in the second quarter 2022. This compares to net charge-offs of $21 million, or 69 basis points, in the prior quarter which was substantially all from one commercial borrower.

Nonperforming loans held-for-investment and troubled debt restructurings (TDRs) were $99 million at the end of the second quarter, a decrease of $8 million as compared to the first quarter 2022. Our ratio of nonperforming loans held-for-investment and TDRs to loans held-for-investment was 68 basis points at June 30, 2022, a 12 basis point decrease compared to March 31, 2022. At June 30, 2022, early stage loan delinquencies totaled $22 million, or 15 basis points of total loans, compared to $22 million, or 17 basis points, at March 31, 2022.

The allowance for credit losses was $135 million and covered 0.92 percent of loans held-for-investment at June 30, 2022, an 18 basis point decrease from March 31, 2022. Excluding warehouse loans, the allowance coverage ratio was 1.27 percent, a 37 basis point decrease from March 31, 2022. The 7 percent decrease in the allowance for credit losses reflects a reduction in reserves for our loans with government guarantees as a result of pay-offs and improvements in the delinquency trends of expired forbearance loans. Loan growth occurred in well-collateralized portfolios, including residential first mortgage and MSR loans (included in our C&I portfolio) with lower reserve levels. The impact of this loan growth was offset by improvements in portfolio credit quality, primarily upgrades to certain C&I loans and improvements in our residential loss severity estimates. Overall, our portfolio quality remains solid with low levels of nonperforming loans and low delinquency levels, including no commercial delinquencies.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	12.17%	11.83%	10.54%	9.72%	9.21%	34	296
Tier 1 common equity (to RWA)	13.22%	13.89%	13.19%	11.95%	11.38%	(67)	184
Tier 1 capital (to RWA)	14.41%	15.17%	14.43%	13.11%	12.56%	(76)	185
Total capital (to RWA)	15.68%	16.59%	15.88%	14.55%	14.13%	(91)	155
Tangible common equity to asset ratio (1)	10.25%	11.13%	10.09%	9.23%	8.67%	(88)	158
Tangible book value per share (1)	$47.83	$48.61	$48.33	$47.21	$44.38	(2)%	8%
(1)See Non-GAAP Reconciliation for further information.

We maintained a strong capital position with regulatory ratios above current regulatory quantitative guidelines for "well capitalized" institutions. Further demonstrating our capital strength, the capital ratios are impacted by a 100 percent risk-weighting of the warehouse loan portfolio—the largest component of the held-for-investment portfolio. Adjusting the risk-weighting of warehouse loans to 50 percent because of historically low levels of losses from this portfolio, coupled with the fact that the portfolio is fully collateralized with assets that would receive a 50 percent risk weighting, we would have had a tier 1 common equity ratio of 14.71 percent and a total risk-based capital ratio of 17.45 percent at June 30, 2022.

Tangible book value per share declined to $47.83, down $0.78, or 2 percent from last quarter due to a $97 million decline in other comprehensive income primarily driven by the impact of higher interest rates on our investment securities portfolio.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $24.9 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 79 retail locations in 28 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $343 billion of loans representing almost 1.4 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website at flagstar.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; Flagstar’s estimates of future costs and benefits of the actions each company may take; Flagstar’s assessments of probable losses on loans; Flagstar’s assessments of interest rate and other market risks; and Flagstar’s ability to achieve their respective financial and other strategic goals. Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward‐looking statements speak only as of the date they are made; Flagstar does not assume any duty, and does not undertake, to update such forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements depending upon various factors as described in the “Risk Factors” section in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Assets
Cash	$198	$174	$277	$168
Interest-earning deposits	237	231	774	177
Total cash and cash equivalents	435	405	1,051	345
Investment securities available-for-sale	2,346	2,010	1,804	1,823
Investment securities held-to-maturity	173	190	205	270
Loans held-for-sale	3,482	3,475	5,054	6,138
Loans held-for-investment	14,655	13,236	13,408	14,052
Loans with government guarantees	1,144	1,256	1,650	2,226
Less: allowance for loan losses	(122)	(131)	(154)	(202)
Total loans held-for-investment and loans with government guarantees, net	15,677	14,361	14,904	16,076
Mortgage servicing rights	622	523	392	342
Federal Home Loan Bank stock	329	329	377	377
Premises and equipment, net	354	354	360	374
Goodwill and intangible assets	142	145	147	152
Bank-owned life insurance	370	367	365	361
Other assets	969	1,085	824	807
Total assets	$24,899	$23,244	$25,483	$27,065
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$6,664	$6,827	$7,088	$7,986
Interest-bearing deposits	9,984	10,521	10,921	10,675
Total deposits	16,648	17,348	18,009	18,661
Short-term Federal Home Loan Bank advances and other	3,301	200	1,880	2,095
Long-term Federal Home Loan Bank advances	700	1,200	1,400	1,200
Other long-term debt	394	396	396	396
Loan with government guarantees repurchase liability	101	63	200	989
Other liabilities	1,062	1,304	880	1,226
Total liabilities	22,206	20,511	22,765	24,567
Stockholders’ Equity
Common stock	1	1	1	1
Additional paid in capital	1,358	1,357	1,355	1,356
Accumulated other comprehensive income	(99)	(2)	35	45
Retained earnings	1,433	1,377	1,327	1,096
Total stockholders’ equity	2,693	2,733	2,718	2,498
Total liabilities and stockholders’ equity	$24,899	$23,244	$25,483	$27,065

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

						Change compared to:
	Three Months Ended					1Q22		2Q21
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$209	$177	$196	$209	$198	$32	18%	$11	6%
Total interest expense	16	12	15	14	15	4	33%	1	7%
Net interest income	193	165	181	195	183	28	17%	10	5%
(Benefit) provision for credit losses	(9)	(4)	(17)	(23)	(44)	(5)	N/M	35	(80)%
Net interest income after provision for credit losses	202	169	198	218	227	33	20%	(25)	(11)%
Noninterest Income
Net gain on loan sales	27	45	91	169	168	(18)	(40)%	(141)	(84)%
Loan fees and charges	29	27	29	33	37	2	7%	(8)	(22)%
Net return (loss) on the mortgage servicing rights	22	29	19	9	(5)	(7)	(24)%	27	N/M
Loan administration income	33	33	36	31	28	—	—%	5	18%
Deposit fees and charges	9	9	8	9	8	—	—%	1	13%
Other noninterest income	11	17	19	15	16	(6)	(35)%	(5)	(31)%
Total noninterest income	131	160	202	266	252	(29)	(18)%	(121)	(48)%
Noninterest Expense
Compensation and benefits	122	127	137	130	122	(5)	(4)%	—	—%
Occupancy and equipment	46	45	47	46	50	1	2%	(4)	(8)%
Commissions	22	26	38	44	51	(4)	(15)%	(29)	(57)%
Loan processing expense	23	21	21	22	22	2	10%	1	5%
Legal and professional expense	10	11	13	12	11	(1)	(9)%	(1)	(9)%
Federal insurance premiums	4	4	4	6	4	—	—%	—	—%
Intangible asset amortization	3	2	3	3	3	1	50%	—	—%
Other noninterest expense	26	25	28	23	26	1	4%	—	—%
Total noninterest expense	256	261	291	286	289	(5)	(2)%	(33)	(11)%
Income before income taxes	77	68	109	198	190	9	13%	(113)	(59)%
Provision for income taxes	17	15	24	46	43	2	13%	(26)	(60)%
Net income	$60	$53	$85	$152	$147	$7	13%	$(87)	(59)%
Income per share
Basic	$1.13	$0.99	$1.62	$2.87	$2.78	$0.14	14%	$(1.65)	(59)%
Diluted	$1.12	$0.99	$1.60	$2.83	$2.74	$0.13	13%	$(1.62)	(59)%

Cash dividends declared	$0.06	$0.06	$0.06	$0.06	$0.06	$—	—%	$—	—%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

	Six Months Ended		Change
	June 30, 2022	June 30, 2021	Amount	Percent
Interest Income
Total interest income	$386	$405	$(19)	(5)%
Total interest expense	28	34	(6)	(18)%
Net interest income	358	371	(13)	(4)%
(Benefit) provision for credit losses	(13)	(72)	59	N/M
Net interest income after provision for credit losses	371	443	(72)	(16)%
Noninterest Income
Net gain on loan sales	72	395	(323)	(82)%
Loan fees and charges	56	79	(23)	(29)%
Net return (loss) on the mortgage servicing rights	51	(5)	56	(1,120)%
Loan administration income	66	54	12	22%
Deposit fees and charges	18	17	1	6%
Other noninterest income	28	36	(8)	(22)%
Total noninterest income	291	576	(285)	(49)%
Noninterest Expense
Compensation and benefits	249	266	(17)	(6)%
Occupancy and equipment	91	95	(4)	(4)%
Commissions	48	112	(64)	(57)%
Loan processing expense	44	43	1	2%
Legal and professional expense	21	20	1	5%
Federal insurance premiums	8	10	(2)	(20)%
Intangible asset amortization	5	5	—	—%
Other noninterest expense	51	85	(34)	(40)%
Total noninterest expense	517	636	(119)	(19)%
Income before income taxes	145	383	(238)	(62)%
Provision for income taxes	32	87	(55)	(63)%
Net income	$113	$296	$(183)	(62)%
Income per share
Basic	$2.12	$5.61	$(3.49)	(62)%
Diluted	$2.11	$5.54	$(3.43)	(62)%

Cash dividends declared	$0.12	$0.12	$—	—%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Selected Mortgage Statistics (1):
Mortgage rate lock commitments (fallout-adjusted) (2)	$7,100	$7,700	$12,400	$14,800	$24,800
Mortgage loans closed	$7,700	$8,200	$12,800	$15,900	$26,600
Mortgage loans sold and securitized	$6,900	$9,900	$14,000	$16,800	$27,600
Selected Ratios:
Interest rate spread (3)	3.47%	2.91%	2.70%	3.19%	2.62%
Net interest margin	3.69%	3.11%	2.90%	3.40%	2.86%
Net margin on loans sold and securitized	0.39%	0.45%	1.20%	0.43%	1.42%
Return on average assets	1.01%	0.87%	2.09%	0.94%	2.04%
Adjusted return on average assets (4)	1.05%	0.92%	2.08%	0.98%	2.22%
Return on average common equity	8.74%	7.87%	23.97%	8.31%	24.82%
Return on average tangible common equity (5)	9.49%	8.61%	25.92%	9.05%	26.92%
Adjusted return on average tangible common equity (4) (5)	10.09%	9.10%	25.67%	9.60%	30.66%
Efficiency ratio	79.1%	80.4%	66.6%	79.7%	67.2%
Adjusted efficiency ratio (4)	78.1%	79.6%	66.8%	78.9%	63.6%
Common equity-to-assets ratio (average for the period)	11.54%	11.12%	8.74%	11.33%	8.21%
Average Balances:
Average interest-earning assets	$20,958	$21,569	$25,269	$21,261	$26,218
Average interest-bearing liabilities	$12,889	$12,959	$14,641	$12,923	$14,825
Average stockholders' equity	$2,754	$2,687	$2,448	$2,721	$2,384
(1)Rounded to nearest hundred million.
(2)Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(4)See Non-GAAP Reconciliation for further information.
(5)Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Selected Statistics:
Book value per common share	$50.50	$51.33	$51.09	$47.26
Tangible book value per share (1)	$47.83	$48.61	$48.33	$44.38
Number of common shares outstanding	53,329,993	53,236,067	53,197,650	52,862,264
Number of FTE employees	5,036	5,341	5,395	5,503
Number of bank branches	158	158	158	158
Ratio of nonperforming assets to total assets (2)	0.42%	0.48%	0.39%	0.30%
Common equity-to-assets ratio	10.82%	11.75%	10.67%	9.23%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	31.7	31.2	31.5	32.6
Capitalized value of mortgage servicing rights	1.50%	1.31%	1.12%	1.00%
(1)Excludes goodwill and intangibles. See Non-GAAP Reconciliation for further information.
(2)Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$3,571	$36	4.10%	$4,833	$40	3.31%	$6,902	$53	3.05%
Loans held-for-investment
Residential first mortgage	1,789	16	3.68%	1,500	13	3.35%	1,887	15	3.27%
Home equity	614	7	4.74%	598	6	4.05%	748	7	3.64%
Other	1,302	16	4.80%	1,253	15	4.86%	1,101	13	4.80%
Total consumer loans	3,705	39	4.25%	3,351	34	4.04%	3,736	35	3.79%
Commercial real estate	3,366	41	4.78%	3,226	29	3.60%	3,093	26	3.37%
Commercial and industrial	2,169	26	4.65%	1,834	16	3.52%	1,449	14	3.72%
Warehouse lending	4,099	34	3.27%	3,973	32	3.25%	5,410	53	3.95%
Total commercial loans	9,634	101	4.11%	9,033	77	3.43%	9,952	93	3.74%
Total loans held-for-investment	13,339	140	4.15%	12,384	111	3.59%	13,688	128	3.75%
Loans with government guarantees	1,161	15	5.13%	1,402	15	4.40%	2,344	5	0.79%
Investment securities	2,310	17	2.89%	2,021	11	2.19%	2,123	12	2.19%
Interest-earning deposits	577	1	0.64%	929	—	0.16%	212	—	0.13%
Total interest-earning assets	20,958	$209	3.96%	21,569	$177	3.30%	25,269	$198	3.12%
Other assets	2,909			2,592			2,742
Total assets	$23,867			$24,161			$28,011
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,725	$1	0.10%	$1,626	$—	0.09%	$1,686	$—	0.06%
Savings deposits	4,251	2	0.16%	4,253	2	0.14%	4,084	1	0.14%
Money market deposits	926	—	0.16%	887	—	0.09%	762	—	0.07%
Certificates of deposit	851	1	0.35%	929	1	0.35%	1,126	2	0.62%
Total retail deposits	7,753	4	0.17%	7,695	3	0.15%	7,658	3	0.18%
Government deposits	1,699	1	0.32%	1,879	1	0.17%	1,795	1	0.19%
Wholesale deposits and other	935	2	0.98%	1,071	2	0.89%	1,170	4	1.33%
Total interest-bearing deposits	10,387	7	0.26%	10,645	6	0.23%	10,623	8	0.31%
Short-term FHLB advances and other	1,124	3	1.05%	658	—	0.22%	2,422	1	0.17%
Long-term FHLB advances	982	3	1.15%	1,260	3	0.98%	1,200	3	1.03%
Other long-term debt	396	3	3.07%	396	3	3.23%	396	3	3.19%
Total interest-bearing liabilities	12,889	$16	0.48%	12,959	$12	0.39%	14,641	15	0.43%
Noninterest-bearing deposits
Retail deposits and other	2,460			2,474			2,259
Custodial deposits (1)	4,641			4,970			6,188
Total noninterest-bearing deposits	7,101			7,444			8,447
Other liabilities	1,123			1,071			2,476
Stockholders' equity	2,754			2,687			2,448
Total liabilities and stockholders' equity	$23,867			$24,161			$28,012
Net interest-earning assets	$8,069			$8,610			$10,628
Net interest income		$193			$165			$183
Interest rate spread (2)			3.47%			2.91%			2.70%
Net interest margin (3)			3.69%			3.11%			2.90%
Ratio of average interest-earning assets to interest-bearing liabilities			162.6%			166.4%			172.6%
Total average deposits	$17,488			$18,089			$19,070
(1)Approximately 80 percent of custodial deposits from loans subserviced for which LIBOR based fees are recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$4,199	$77	3.65%	$7,181	$105	2.94%
Loans held-for-investment
Residential first mortgage	1,645	29	3.53%	2,009	32	3.23%
Home equity	606	13	4.40%	784	14	3.56%
Other	1,278	30	4.83%	1,071	25	4.80%
Total consumer loans	3,529	72	4.15%	3,864	71	3.73%
Commercial real estate	3,296	70	4.21%	3,068	52	3.36%
Commercial and industrial	2,002	42	4.14%	1,467	27	3.62%
Warehouse lending	4,036	66	3.26%	5,900	118	3.98%
Total commercial loans	9,334	178	3.78%	10,435	197	3.75%
Total loans held-for-investment	12,863	250	3.88%	14,299	268	3.74%
Loans with government guarantees	1,281	30	4.73%	2,422	8	0.67%
Investment securities	2,166	28	2.56%	2,166	24	2.20%
Interest-earning deposits	752	1	0.35%	150	—	0.14%
Total interest-earning assets	21,261	$386	3.63%	26,218	$405	3.09%
Other assets	2,752			2,814
Total assets	$24,013			$29,032
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,676	$1	0.10%	$1,768	$—	0.07%
Savings deposits	4,252	3	0.15%	4,015	3	0.14%
Money market deposits	907	1	0.12%	724	—	0.06%
Certificates of deposit	890	1	0.35%	1,209	5	0.80%
Total retail deposits	7,725	6	0.16%	7,716	8	0.22%
Government deposits	1,788	2	0.24%	1,784	2	0.21%
Wholesale deposits and other	1,002	5	0.93%	1,101	8	1.47%
Total interest-bearing deposits	10,515	13	0.25%	10,601	18	0.35%
Short-term FHLB advances and other	892	3	0.74%	2,600	2	0.17%
Long-term FHLB advances	1,120	6	1.05%	1,200	6	1.03%
Other long-term debt	396	6	3.13%	424	8	3.68%
Total interest-bearing liabilities	12,923	$28	0.44%	14,825	$34	0.47%
Noninterest-bearing deposits
Retail deposits and other	2,467			2,264
Custodial deposits (1)	4,805			6,688
Total noninterest-bearing deposits	7,272			8,952
Other liabilities	1,098			2,871
Stockholders' equity	2,721			2,384
Total liabilities and stockholders' equity	$24,014			$29,032
Net interest-earning assets	$8,338			$11,393
Net interest income		$358			$371
Interest rate spread (2)			3.19%			2.62%
Net interest margin (3)			3.40%			2.86%
Ratio of average interest-earning assets to interest-bearing liabilities			164.5%			176.9%
Total average deposits	$17,787			$19,554
(1)Approximately 80 percent of custodial deposits from loans subserviced for which LIBOR based fees are recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$60	$53	$147	$113	$296
Weighted average common shares outstanding	53,269,631	53,219,866	52,763,868	53,244,886	52,719,959
Stock-based awards	265,817	358,135	772,801	311,721	697,937
Weighted average diluted common shares	53,535,448	53,578,001	53,536,669	53,556,607	53,417,896
Basic earnings per common share	$1.13	$0.99	$2.78	$2.12	$5.61
Stock-based awards	(0.01)	—	(0.04)	(0.01)	(0.07)
Diluted earnings per common share	$1.12	$0.99	$2.74	$2.11	$5.54

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	June 30, 2022		March 31, 2022		December 31, 2021		June 30, 2021
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,900	12.17%	$2,843	11.83%	$2,798	10.54%	$2,562	9.21%
Total adjusted avg. total asset base	$23,835		$24,026		$26,545		$27,828
Tier 1 common equity (to risk weighted assets)	$2,660	13.22%	$2,603	13.89%	$2,558	13.19%	$2,322	11.38%
Tier 1 capital (to risk weighted assets)	$2,900	14.41%	$2,843	15.17%	$2,798	14.43%	$2,562	12.56%
Total capital (to risk weighted assets)	$3,155	15.68%	$3,110	16.59%	$3,080	15.88%	$2,882	14.13%
Risk-weighted asset base	$20,130		$18,741		$19,397		$20,399

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	June 30, 2022		March 31, 2022		December 31, 2021		June 30, 2021
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,824	11.87%	$2,758	11.50%	$2,706	10.21%	$2,464	8.88%
Total adjusted avg. total asset base	$23,786		$23,984		$26,502		$27,767
Tier 1 common equity (to risk weighted assets)	$2,824	14.04%	$2,758	14.73%	$2,706	13.96%	$2,464	12.08%
Tier 1 capital (to risk weighted assets)	$2,824	14.04%	$2,758	14.73%	$2,706	13.96%	$2,464	12.08%
Total capital (to risk weighted assets)	$2,931	14.57%	$2,875	15.35%	$2,839	14.65%	$2,634	12.92%
Risk-weighted asset base	$20,113		$18,725		$19,383		$20,395

Loans Serviced
(Dollars in millions)
(Unaudited)

	June 30, 2022		March 31, 2022		December 31, 2021		June 30, 2021
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$293,808	1,160,087	$253,013	1,041,251	$246,858	1,032,923	$211,775	975,467
Serviced for others (3)	41,557	160,387	40,065	154,404	35,074	137,243	34,263	139,029
Serviced for own loan portfolio (4)	7,959	62,217	7,215	60,167	8,793	63,426	9,685	67,988
Total loans serviced	$343,324	1,382,691	$300,293	1,255,822	$290,725	1,233,592	$255,723	1,182,484
(1)UPB, net of write downs, does not include premiums or discounts.
(2)Loans subserviced for a fee for non-Flagstar owned loans or MSRs. Includes temporary short-term subservicing performed as a result of sales of servicing-released MSRs.
(3)Loans for which Flagstar owns the MSR.
(4)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2022		March 31, 2022		December 31, 2021		June 30, 2021
Consumer loans
Residential first mortgage	$2,205	15.0%	$1,499	11.3%	$1,536	11.5%	$1,794	12.8%
Home equity	645	4.4%	596	4.5%	613	4.6%	717	5.1%
Other	1,331	9.1%	1,267	9.6%	1,236	9.2%	1,133	8.0%
Total consumer loans	4,181	28.5%	3,362	25.4%	3,385	25.3%	3,644	25.9%
Commercial loans
Commercial real estate	3,387	23.1%	3,254	24.5%	3,223	24.0%	3,169	22.6%
Commercial and industrial	2,653	18.1%	1,979	15.0%	1,826	13.6%	1,376	9.8%
Warehouse lending	4,434	30.3%	4,641	35.1%	4,974	37.1%	5,863	41.7%
Total commercial loans	10,474	71.5%	9,874	74.6%	10,023	74.7%	10,408	74.1%
Total loans held-for-investment	$14,655	100.0%	$13,236	100.0%	$13,408	100.0%	$14,052	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2022		March 31, 2022		December 31, 2021		June 30, 2021
Indirect lending	$972	73.0%	$935	73.8%	$926	74.8%	$866	76.4%
Point of sale	300	22.5%	295	23.3%	272	22.0%	225	19.9%
Other	59	4.4%	37	2.9%	38	3.2%	42	3.7%
Total other consumer loans	$1,331	100.0%	$1,267	100.0%	$1,236	100.0%	$1,133	100.0%

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	June 30, 2022	March 31, 2022	June 30, 2021
Residential first mortgage	$33	$43	$48
Home equity	21	16	17
Other	31	34	38
Total consumer loans	85	93	103
Commercial real estate	22	22	58
Commercial and industrial	11	13	38
Warehouse lending	4	3	3
Total commercial loans	37	38	99
Allowance for loan losses	122	131	202
Reserve for unfunded commitments	13	14	18
Allowance for credit losses	$135	$145	$220

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30, 2022
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$43	$16	$34	$22	$13	$3	$131	$14
Provision (benefit) for credit losses:
Loan volume	4	1	2	1	4	—	12	(1)
Economic forecast (2)	2	1	(4)	—	(1)	—	(2)	—
Credit (3)	(16)	3	(1)	(1)	(5)	1	(19)	—
Qualitative factor adjustments	—	—	—	—	—	—	—	—
Charge-offs	—	—	(3)	—	—	—	(3)	—
Recoveries	—	—	2	—	—	—	2	—
Provision for net charge-offs	—	—	1	—	—	—	1	—
Ending allowance balance	$33	$21	$31	$22	$11	$4	$122	$13
(1)Excludes loans carried under the fair value option.
(2)Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3)Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30, 2022
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$40	$14	$36	$28	$32	$4	$154	$16
Provision (benefit) for credit losses:
Loan volume	4	1	3	1	7	—	16	(3)
Economic forecast (2)	3	3	(4)	1	(3)	—	—	—
Credit (3)	(14)	3	(4)	(7)	(3)	—	(25)	—
Qualitative factor adjustments	—	—	—	(1)	(4)	—	(5)	—
Charge-offs	(1)	—	(5)	—	(20)	—	(26)	—
Recoveries	—	1	3	—	—	—	4	—
Provision for net charge-offs	1	(1)	2	—	2	—	4	—
Ending allowance balance	$33	$21	$31	$22	$11	$4	$122	$13
(1)Excludes loans carried under the fair value option.
(2)Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3)Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Nonperforming LHFI	$79	$95	$81	$63
Nonperforming TDRs	6	7	8	6
Nonperforming TDRs at inception but performing for less than six months	14	5	5	7
Total nonperforming LHFI and TDRs (1)	99	107	94	76
Other nonperforming assets, net	5	4	6	6
LHFS	20	24	17	9
Total nonperforming assets	$124	$135	$117	$91

Ratio of nonperforming assets to total assets (2)	0.42%	0.48%	0.39%	0.30%
Ratio of nonperforming LHFI and TDRs to LHFI	0.68%	0.80%	0.70%	0.53%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.71%	0.84%	0.74%	0.57%
(1)Includes $35 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and not yet returned to accrual status as of June 30, 2022.
(2)Ratio excludes nonperforming LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days	Total Past Due	Total LHFI
June 30, 2022
Consumer loans	$15	$7	$99	$121	$4,181
Commercial loans	—	—	—	—	10,474
Total loans	$15	$7	$99	$121	$14,655
March 31, 2022
Consumer loans (1)	$12	$10	$98	$120	$3,362
Commercial loans	—	—	—	—	9,874
Total loans	$12	$10	$98	$120	$13,236
December 31, 2021
Consumer loans	$26	$36	$62	$124	$3,385
Commercial loans	—	—	32	32	10,023
Total loans	$26	$36	$94	$156	$13,408
June 30, 2021
Consumer loans	$8	$4	$55	$67	$3,644
Commercial loans	—	—	20	20	10,408
Total loans	$8	$4	$75	$87	$14,052
(1)Includes $33 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and not yet returned to accrual status as of June 30, 2022.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
June 30, 2022
Consumer loans	$22	$20	$42
Commercial loans	—	—	—
Total TDR loans	$22	$20	$42
March 31, 2022
Consumer loans	$23	$12	$35
Commercial loans	—	—	—
Total TDR loans	$23	$12	$35
December 31, 2021
Consumer loans	$22	$13	$35
Commercial loans	2	—	2
Total TDR loans	$24	$13	$37
June 30, 2021
Consumer loans	$31	$11	$42
Commercial loans	—	2	2
Total TDR loans	$31	$13	$44

Non-GAAP Reconciliation
(Unaudited)

    In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ settlement expense and loans with government guarantees that have not been repurchased and don't accrue interest are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, return on average tangible common equity, adjusted return on average tangible common equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest expense, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted net interest margin and adjusted efficiency ratio provide a meaningful representation of its operating performance on an ongoing basis.

    The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(Dollars in millions, except share data)
Total stockholders' equity	$2,693	$2,733	$2,718	$2,645	$2,498
Less: Goodwill and intangible assets	142	145	147	149	152
Tangible book value	$2,551	$2,588	$2,571	$2,496	$2,346

Number of common shares outstanding	53,329,993	53,236,067	53,197,650	52,862,383	52,862,264
Tangible book value per share	$47.83	$48.61	$48.33	$47.21	$44.38

Total assets	$24,899	$23,244	$25,483	$27,042	$27,065
Tangible common equity to assets ratio	10.25%	11.13%	10.09%	9.23%	8.67%

Return on average tangible common equity, adjusted return on average tangible common equity and adjusted return on average assets.

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in millions)
Net income	$60	$53	$147	$113	$296
Add: Intangible asset amortization, net of tax	3	1	2	4	4
Tangible net income	$63	$54	$149	$117	$300

Total average equity	$2,754	$2,687	$2,448	$2,721	$2,384
Less: Average goodwill and intangible assets	144	146	153	145	155
Total tangible average equity	$2,610	$2,541	$2,295	$2,576	$2,229

Return on average tangible common equity	9.49%	8.61%	25.92%	9.05%	26.92%
Adjustment to remove DOJ settlement expense	—%	—%	—%	—%	3.86%
Adjustment for former CEO SERP agreement	—%	—%	(2.14)%	—%	(1.09)%
Adjustment for merger costs	0.60%	0.49%	1.89%	0.55%	0.97%
Adjusted return on average tangible common equity	10.09%	9.10%	25.67%	9.60%	30.66%

Return on average assets	1.01%	0.89%	2.09%	0.94%	2.04%
Adjustment to remove DOJ settlement expense	—%	—%	—%	—%	0.18%
Adjustment for former CEO SERP settlement agreement	—%	—%	(0.11)%	—%	(0.05)%
Adjustment for merger costs	0.04%	0.03%	0.10%	0.04%	0.05%
Adjusted return on average assets	1.05%	0.92%	2.08%	0.98%	2.22%

Adjusted HFI loan-to-deposit ratio.

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(Dollars in millions)
Average LHFI	$13,339	$12,384	$13,314	$13,540	$13,688
Less: Average warehouse loans	4,099	3,973	5,148	5,392	5,410
Adjusted average LHFI	$9,240	$8,411	$8,166	$8,148	$8,278

Average deposits	$17,488	$18,089	$19,816	$19,686	$19,070
Less: Average custodial deposits	4,641	4,970	6,309	6,180	6,188
Adjusted average deposits	$12,847	$13,119	$13,507	$13,506	$12,882

HFI loan-to-deposit ratio	76.3%	68.5%	67.2%	68.8%	71.8%
Adjusted HFI loan-to-deposit ratio	71.9%	64.1%	60.5%	60.3%	64.3%

Adjusted noninterest expense, income before income taxes, provision for income taxes, net income, basic earnings per share, diluted earnings per share, and efficiency ratio.

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(Dollar in millions)
Noninterest expense	$256	$261	$291	$286	$289
Adjustment for former CEO SERP agreement	—	—	—	—	(10)
Adjustment for merger costs	3	3	6	5	9
Adjusted noninterest expense	$253	$258	$285	$281	$290

Income before income taxes	$77	$68	$109	$198	$190
Adjustment for former CEO SERP agreement	—	—	—	—	(10)
Adjustment for merger costs	3	3	6	5	9
Adjusted income before income taxes	$80	$71	$115	$203	$189

Provision for income taxes	$17	$15	$24	$46	$43
Adjustment for former CEO SERP agreement	—	—	—	—	2
Adjustment for merger costs	—	(1)	(1)	(1)	(2)
Adjusted provision for income taxes	$17	$16	$25	$47	$43

Net income	$60	$53	$85	$152	$147
Adjusted net income	$63	$55	$90	$156	$146

Weighted average common shares outstanding	53,269,631	53,219,866	52,867,138	52,862,288	52,763,868
Weighted average diluted common shares	53,535,448	53,578,001	53,577,832	53,659,422	53,536,669
Adjusted basic earnings per share	$1.18	$1.03	$1.71	$2.94	$2.78
Adjusted diluted earnings per share	$1.17	$1.02	$1.69	$2.90	$2.74

Efficiency ratio	79.1%	80.4%	75.9%	62.2%	66.6%
Adjustment for former CEO SERP agreement	—%	—%	—%	—%	1.6%
Adjustment for merger costs	(1.0)%	(0.8)%	(1.5)%	(1.1)%	(1.4)%
Adjusted efficiency ratio	78.1%	79.6%	74.4%	61.1%	66.8%

	Six Months Ended
	June 30, 2022	June 30, 2021
Efficiency ratio	79.7%	67.2%
Adjustment to remove DOJ settlement expense	—%	(2.6)%
Adjustment for former CEO SERP agreement	—%	1.1%
Adjustment for merger costs	(0.9)%	(0.9)%
Adjusted efficiency ratio	78.8%	64.8%